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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           RECOM MANAGED SYSTEMS, INC.

         Recom Managed Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That at two meetings of the Board of Directors of Recom Managed Systems, Inc. resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

         RESOLVED: That the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "IV" so that, as amended said Article shall be and read as follows:

                                  " ARTICLE IV
                                  CAPITAL STOCK

                  THE AGGREGATE NUMBER OF SHARES WHICH THIS CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS ONE HUNDRED MILLION (100,000,000) SHARES OF $.001 PAR VALUE EACH, WHICH SHARES SHALL BE DESIGNATED "COMMON STOCK"; AND TEN MILLION (10,000,000) SHARES OF $.001 PAR VALUE EACH, WHICH SHARES SHALL BE DESIGNATED "PREFERRED STOCK" AND WHICH MAY BE ISSUED IN ONE OR MORE SERIES AT THE DISCRETION OF THE BOARD OF DIRECTORS. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular except as otherwise provided by this Certificate of Incorporation or the General Corporation Law of the State of Delaware.


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                  1. Dividends.  Dividends in cash,  property or shares shall be paid upon the Preferred Stock for any year on a cumulative or noncumulative basis as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock, to the extent earned surplus for each such year is available, in an amount as determined by a resolution of the Board of Directors. Such Preferred Stock dividends shall be paid pro rata to holders of Preferred Stock in any amount not less than nor more than the rate as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. No other dividend shall be paid on the Preferred Stock.

                  Dividends in cash, property or shares of the Corporation may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law, except that no Common Stock dividend shall be paid for any year unless the holders of Preferred Stock, if any, shall receive the maximum allowable Preferred Stock dividend for such year.

                  2. Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, first pro rata to the holders of the Preferred Stock until an amount to be determined by a resolution of the Board of Directors prior to issuance of such Preferred Stock, has been distributed per share, and, then, the remainder pro rata to the holders of the Common Stock.

                  3. Redemption. The Preferred Stock may be redeemed in whole or in part as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock, upon prior notice to the holders of record of the Preferred Stock, published, mailed and given in such manner and form and on such other terms and conditions as may be prescribed by the Bylaws or by resolution of the Board of Directors, by payment in cash or Common Stock for each share of the Preferred Stock to be redeemed, as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. Common Stock used to redeem Preferred Stock shall be valued as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. Any rights to or arising from fractional shares shall be treated as rights to or arising from one share. No such purchase or retirement shall be made if the capital of the Corporation would be impaired thereby.

                  If less than all the outstanding shares are to be redeemed, such redemption may be made by lot or pro rata as may be prescribed by resolution of the Board of Directors; provided, however, that the Board of Directors may alternatively invite from shareholders offers to the Corporation of Preferred Stock at less than an amount to be determined by a resolution of the Board of Directors prior to issuance of such Preferred Stock, and when such offers are invited, the Board of Directors shall then be required to buy at the lowest price or prices offered, up to the amount to be purchased.


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                  From and after the date  fixed in any such  notice as the date of redemption (unless default shall be made by the Corporation in the payment of the redemption price), all dividends on the Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price, shall cease and terminate.

                  Any purchase by the Corporation of the shares of its Preferred Stock shall not be made at prices in excess of said redemption price.

                  4. Voting Rights. Shares of Preferred Stock shall only be entitled to such vote as is determined by the Board of Directors prior to the issuance of such stock, except as required by law, in which case each share of Preferred Stock shall be entitled to one vote.

                  5. Conversion Rights. Holders of shares of Preferred Stock may be granted the right to convert such Preferred Stock to Common Stock of the Corporation on such terms as may be determined by the Board of Directors prior to issuance of such Preferred Stock. "

         RESOLVED: That the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "VIII" so that, as amended, said Article shall be and read as follows:

                           "The number of  Directors  constituting  the Board of
                  Directors  of  this   corporation   shall  be   determined  by
                  resolution of the Board of Directors."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment to Article IV as it pertains to increasing the number of authorized shares of common stock.

         THIRD: That thereafter, pursuant to resolutions of its Board of Directors, the amendment to Article IV to authorize preferred stock, and the amendment to Article VIII was approved by written consent of a shareholder holding more than a majority of the shares of common stock outstanding and notice of such approval was promptly given to the shareholders of the Corporation.

         FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF,  said Recom Managed  Systems,  Inc. has caused this certificate to be signed by Marvin Fink, its authorized officer, this 12th day of June 2003.

                                By: /s/ Marvin H. Fink
                                    ----------------------------------
                                Title: President


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